                                 EXHIBIT 10.24


                           SUNGARD DATA SYSTEMS INC.
                     SUMMARY DESCRIPTION OF THE COMPANY'S
                LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN


SunGard Data Systems Inc. has a long-term incentive compensation plan for its executive officers and other key management employees. The principal purposes of this plan are to further align the interests of the executives and key employees with those of the Company's stockholders and to further reward successful performance.

The plan currently involves the grant of performance accelerated stock options ("PASOs") to purchase shares of the Company's common stock. PASOs are nonqualified options (i.e., will not qualify as incentive stock options for tax purposes) that are granted annually at the beginning of a three-year performance period and have a term of ten years beginning on the date of grant. Shares vest under PASOs nine and one-half years after the date of grant, except that vesting may be accelerated in part or in full at the end of the three-year performance period to the extent that certain financial performance goals are met. In addition, if performance goals for the three-year performance period are exceeded, the recipient will receive additional cash compensation at the time the PASO is exercised.

The number of option shares granted to each participant under a PASO is determined on the basis of an analysis of competitive equity compensation programs, and is subject to subjective adjustments based upon individual factors. The financial performance goals for each PASO are based upon the cumulative growth, during the three-year period covered by the PASO, in the operating income of the business unit(s) managed by the participant, with the growth targets for all PASOs, taken together, being consistent with the Company's overall growth objectives.

The Company currently plans, but will have no legal obligation or commitment, to continue granting such PASOs (or comparable awards) on an annual basis, subject to approval by the Equity Award Subcommittee of the Compensation Committee of the Company's Board of Directors.